UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported):  July 25, 2000


                       Commission File Number:      333-58059

                               Cluett American Corp.

             (Exact Name of Registrant as Specified in Its Charter)

Delaware                                                              22-2397044
(State or Other Jurisdiction of                                    (IRS Employer
Incorporation or Organization)                               Identification No.)

                     48 West 38th Street New York, NY 10018

               (Address of Principal Executive Offices) (Zip code)

Registrant's Telephone Number, Including Area Code          212-984-8900

           (Former Name or Former Address, if Changed Since Last Report)

                     Cluett American Corp. and Subsidiaries

                                TABLE OF CONTENTS

Item 2.  Acquisition or Disposition of Assets                                                            3

Item 7.  Financial Statements and Exhibits

         (a)     Financial Statements of Businesses Acquired:  Not Applicable

         (b) Pro Forma Financial Information: The following unaudited pro forma financial information included on pages PF-1 to PF-7 are filed as part of this current report

Introduction                                                                                           PF-1

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of April 1, 2000                           PF-2

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended                  PF-3
December 31, 1999

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended                  PF-4
December 31, 1998

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended
December 31, 1997                                                                                      PF-5

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the three months
ended April 1, 2000                                                                                    PF-6

Notes to Pro Forma Condensed Consolidated Financial Statements                                         PF-7

        (c)     Exhibits:

ITEM 2.     ACQUISTION OR DISPOSITION OF ASSETS

On June 13, 2000 Phillips-Van Heusen Corporation, a Delaware corporation ("PVH"), and Cluett American Corp. (the "Company") announced an agreement (the "Agreement") for PVH to license the Arrow brand for men's and boy's dress shirts and sportswear in the United States. In addition, PVH and the Company agreed in principle for PVH to acquire the stock of Cluett Designer Group, Inc., a Delaware corporation and licensee for Kenneth Cole dress shirts ("CDG"). The closing of these transactions was subject to certain limited conditions and governmental approvals. In conjunction with the Agreement, the Company decided to discontinue the manufacturing and distribution operations of the Shirt Group segment.

On July 24, 2000, the transactions contemplated by the Agreement, including the Purchase and Sale Agreement among Cluett, Peabody & Co., Inc., a Delaware corporation ("CP"), Cluett, Peabody Canada, Inc., a Canadian corporation ("CP Canada"), Arrow Factory Stores Inc., a Delaware corporation ("AFS"), Cluett
Designer Group, Inc., a Delaware corporation ("CDG"), Consumer Direct Corporation, a Delaware corporation ("CDC"), Cluett, Peabody Holding Corp., a Delaware corporation ("Holding"), and PVH, (the "Purchase and Sale Agreement") and the Share Purchase Agreement among CP, CDG, Bidermann Tailored Clothing Inc., a Delaware corporation ("BTC"), and PVH (the "Share Purchase Agreement") were closed. Each of the parties to the Purchase and Sale Agreement and the Share Purchase Agreement other than PVH and CDG is, and prior to the closing CDG was, a wholly-owned subsidiary of the Company.

Pursuant to the Purchase and Sale Agreement, (i) all of the outstanding shares of capital stock of C.A.T. Industrial S.A. de C.V., ("C.A.T") a corporation organized under the laws of Honduras, were sold to PVH by CP, AFS, CDG, CDC and Holding, (ii) PVH purchased all of CP's and AFS's right, title and interest in and to certain of the other assets (principally inventory) of CP and AFS used primarily by CP and AFS in their Arrow label and private label men's and boy's dress and sport shirts business and their Arrow factory outlet operations in the United States and (iii) PVH purchased all of CP Canada's right, title and interest in and to Arrow label dress and sport shirt inventory used in CP Canada's United States "Career Apparel" business. Pursuant to the Share Purchase Agreement, all of the outstanding shares of capital stock of CDG were sold by CP and BTC to PVH.

The aggregate purchase price paid by PVH pursuant to the Purchase and Sale Agreement and the Share Purchase Agreement for the stock and assets referred to above was approximately $46.9 million in cash plus the assumption of $2.1 million of debt related to C.A.T., calculated as set forth in, and subject to adjustment pursuant to, Article 3 of each of the Purchase and Sale Agreement and the Share Purchase Agreement. Cluett American has irrevocably and unconditionally guaranteed the payment of any amount payable by CP or BTC to PVH under each Agreement which is not paid by CP or BTC when due, including pursuant to the purchase price adjustment and indemnification provisions of the Agreements.

Pursuant to the Purchase and Sale Agreement, the Trademark License Agreement, dated July 24, 2000, by and between Cluett Peabody Resources Corporation, a Delaware corporation and a wholly-owned subsidiary of the Company ("CPR"), CP and PVH was executed and delivered. Pursuant to the Trademark License Agreement, CP granted to PVH an exclusive license to use trademarks related to CP's "Arrow" clothing line in the United States and its territories and possessions in connection with its manufacture, advertising, marketing, promotion, distribution, offer to sell and sale of men's and boys' dress shirts, sports shirts (including knit, woven and all forms of fleece), pants, shorts and sweaters in certain specified channels of trade, including the Internet. CP also granted to PVH the right to operate websites that use URLs that incorporate the licensed trademarks. The Trademark License Agreement requires PVH to pay a $5.0 million minimum guaranteed annual royalty fee to CP, subject to increases based on the achievement by PVH of certain sales targets. The initial term of the license expires on June 30, 2007; however, PVH has the option to renew the Trademark License Agreement for two additional five year terms, provided it meets certain conditions.

The Company used the proceeds from the Purchase and Sale Agreement, the Share Purchase Agreement and the Trademark License Agreement (collectively referred to as the "Transactions") to repay outstanding borrowings under its Senior Credit Facility and CP Canada's Credit Facility.

The Company expects to complete the disposition of the remaining net assets of the Shirt Group segment's manufacturing and distribution operations by December 31, 2000 and accordingly, will reflect the Shirt Group segment's manufacturing and distribution operations as discontinued in the Company's financial statements.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

       PRO FORMA UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated balance sheet of the Company as of April 1, 2000 gives effect to (i) the Transactions and (ii) the Company's decision to discontinue the Shirt Group segment's manufacturing and distribution operations as if the Transactions and decision had occurred on April 1, 2000.

The following unaudited pro forma condensed statements of operations of the Company for the three years ended December 31, 1999, 1998 and 1997 and the three months ended April 1, 2000, give effect to (i) the Transactions and (ii) the Company's decision to discontinue the Shirt Group segment's manufacturing and distribution operations as if the Transactions and decision had occurred as of the beginning of each period presented.

 The pro forma financial information should be read in conjunction with the historical consolidated financial statements of the Company and the related notes thereto appearing in the Company's Annual Report on Form 10-K for the years ended December 31, 1999, 1998 and 1997 and quarterly report on Form 10-Q for the three months ended April 1, 2000 previously filed with the Securities and Exchange Commission. The pro forma financial information is not necessarily indicative of the results of operations or financial position that would have been reported had such transactions occurred at the dates specified, nor is it necessarily indicative of the Company's future results of operations or financial position.

          Unaudited Pro Forma Condensed Consolidated Balance Sheets

                                 (In Thousands)

                                                                        ACTUAL         PRO FORMA              PRO FORMA
                                                                     APRIL 1, 2000  ADJUSTMENTS (1)          APRIL 1, 2000

                              Assets
Current assets:
   Cash and cash equivalents....................................    $     3,491            (26)               $  3,465
   Accounts receivable, net.....................................         53,003          1,963         (2)      54,966
   Inventories, net ............................................         84,528        (52,048)                 32,480
   Prepaid expenses and other current assets....................          3,953             (6)                  3,947
   Net assets held for sale.....................................             --         29,724         (3)      29,724
                                                                    --------------------------------------------------------
Total current assets............................................        144,975        (20,393)                124,582
                                                                    --------------------------------------------------------
Property, plant and equipment, net..............................         46,469        (18,080)        (4)      28,389

Pension assets..................................................         32,812             --                  32,812
Deferred financing fees.........................................         10,795             --                  10,795
Goodwill, net                                                             4,622         (4,622)                     --
Other noncurrent assets.........................................          1,910             (5)                  1,905
                                                                    --------------------------------------------------------
Total assets....................................................       $241,583     $  (43,100)               $198,483
                                                                    ========================================================


             Liabilities and stockholder's deficit


Current liabilities:

   Accounts payable and accrued expenses........................       $ 45,004         10,377         (5)   $  55,381
   Accrued interest payable.....................................          7,240             --                   7,240
   Short-term debt and current portion of long-term debt........         23,346           (805)        (6)      22,541
   Income taxes payable.........................................          2,010             --                   2,010
                                                                    ----------------------------------------------------------
Total current liabilities.......................................         77,600          9,572                  87,172


Long-term debt and capital lease obligations....................        258,886        (51,400)        (6)     207,486
Dividends payable...............................................          2,550             --                   2,550
Other non-current liabilities...................................            149             --                     149
Senior Exchangeable Preferred Stock Due 2010, cumulative, $.01 par value: authorized 4,950,000, issued and outstanding
   599,145 shares (liquidation preference of $59,915)............         58,329             --                  58,329

Stockholder's deficit:

   Common stock, $1 par value: authorized, issued and
      outstanding 1,000 shares..................................              1             --                       1

   Additional paid-in capital...................................        133,188             --                 133,188
   Accumulated deficit..........................................       (288,771)        (1,272)        (7)    (290,043)
   Other comprehensive loss.....................................           (349)            --                    (349)
                                                                    --------------------------------------------------------
Total stockholder's deficit.....................................       (155,931)        (1,272)               (157,203)
                                                                    --------------------------------------------------------
Total liabilities and stockholder's deficit.....................      $ 241,583     $  (43,100)              $ 198,483
                                                                    ========================================================


                             See accompanying notes.

                Unaudited Condensed Consolidated Statements of Operations

                                 (In Thousands)

                                                        ADJUSTED YEAR      PRO FORMA              PRO FORMA
                                                          ENDED           ADJUSTMENTS            YEAR ENDED
                                                        DECEMBER 31,                            DECEMBER 31,
                                                            1999 (8)                                  1999
                                                       ---------------- ---------------- ------ --------------


    Net sales......................................           $174,763            5,000    (9)       $179,763
    Cost of goods sold.............................            109,646                                109,646
                                                       ---------------- ---------------- ------ --------------
    Gross profit...................................             65,117            5,000                70,117

    Selling, general and administrative expenses...             33,007               --                33,007
    Restructuring and impairment charges...........              1,108               --                 1,108
                                                       ---------------- ---------------- ------ --------------
    Operating income...............................             31,002            5,000                36,002
    Interest expense, net..........................             25,700          (2,549)   (10)         23,151
    Other expense, net.............................                184               --                   184
                                                       ---------------- ---------------- ------ --------------
    Income from continuing operations before
       bankruptcy reorganization credits and
       provision for income taxes..................              5,118            7,549                12,667
    Bankruptcy reorganization credits..............              (573)               --                  (573)
                                                       ---------------- ---------------- ------ --------------
    Income from continuing operations before                     5,691            7,549                13,240
       provision for income taxes
    Provision for income taxes.....................              1,051               --                 1,051
    Income from continuing operations                           4,640            7,549                12,189

    Discontinued operations:
       Income (loss) from operations of discontinued
       segment.....................................           (21,753)           17,582                (4,171)

                                                       ---------------- ---------------- ------ --------------
    Net income (loss)..............................          $(17,113)          $25,131                $8,018
                                                       ================ ================ ====== ==============


                                                       See accompanying notes.

             Unaudited Condensed Consolidated Statements of Operations

                                 (In Thousands)

                                                        ADJUSTED YEAR      PRO FORMA              PRO FORMA
                                                          ENDED           ADJUSTMENTS            YEAR ENDED
                                                        DECEMBER 31,                            DECEMBER 31,
                                                            1998 (8)                                 1998
                                                       ---------------- ---------------- ------ --------------


    Net sales......................................           $171,548            5,000    (9)       $176,548
    Cost of goods sold.............................            112,781                                112,781
                                                       ---------------- ---------------- ------ --------------
    Gross profit...................................             58,767            5,000                63,767

    Selling, general and administrative expenses...             31,493               --                31,493
    Restructuring and impairment charges...........              1,022               --                 1,022
                                                       ---------------- ---------------- ------ --------------
    Operating income...............................             26,252            5,000                31,252
    Interest expense, net..........................             19,279           (1,269)   (10)        18,010
    Other expense, net.............................              2,131               --                 2,131
                                                       ---------------- ---------------- ------ --------------
    Income (loss) from continuing operations
       before bankruptcy reorganization credits
       and provision for income taxes..............              4,842            6,269                11,111
    Bankruptcy reorganization......................             37,528               --                37,528
                                                       ---------------- ---------------- ------ --------------
    Income from continuing operations before                   (32,686)           6,269               (26,417)
       provision for income taxes
    Provision for income taxes.....................                868               --                   868
    Income (loss)from continuing operations                         (33,554)           6,269               (27,285)

    Discontinued operations:
       Income (loss) from operations of
       discontinued segment........................             (3,280)          2,223                 (1,057)
                                                       ---------------- ---------------- ------ --------------
    Net income (loss)..............................          $ (36,834)         $8,492               $(28,342)
                                                       ================ ================ ====== ==============






              Unaudited Condensed Consolidated Statements of Operations

                                 (In Thousands)

                                                        ADJUSTED YEAR      PRO FORMA             PRO FORMA
                                                          ENDED           ADJUSTMENTS            YEAR ENDED
                                                        DECEMBER 31,                            DECEMBER 31,
                                                            1997 (8)                                1997
                                                       ---------------- ---------------- ----- ---------------


    Net sales......................................           $158,997            5,000   (9)        $163,997
    Cost of goods sold.............................            103,101                                103,101
                                                       ---------------- ---------------- ----- ---------------
    Gross profit...................................             55,896            5,000                60,896

    Selling, general and administrative expenses...             27,655               --                27,655
    Restructuring and impairment charges...........              1,206               --                 1,206
                                                       ---------------- ---------------- ----- ---------------
    Operating income...............................             27,035            5,000                32,035
    Interest expense, net..........................             15,233                                 15,233
    Other income, net..............................            (2,743)               --               (2,743)
                                                       ---------------- ---------------- ----- ---------------
    Income from continuing operations before
       bankruptcy reorganization credits and
       provision for income taxes..................             14,545            5,000                19,545
    Bankruptcy reorganization credits..............            (2,833)               --                (2,833)
                                                       ---------------- ---------------- ----- ---------------
    Income from continuing operations before                    17,378            5,000                22,378
       provision for income taxes
    Provision for income taxes.....................              1,326               --                 1,326
    Income from continuing operations..............             16,052            5,000                21,052

    Discontinued operations:
         Income (Loss) from operations of
       discontinued segment........................              1,145           (3,430)               (2,285)
                                                       ---------------- ---------------- ----- ---------------
    Net income ....................................            $17,197           $1,570               $18,767
                                                       ================ ================ ===== ===============






                Unaudited Condensed Consolidated Statements of Operations

                                 (In Thousands)

                                                        ADJUSTED THREE    PRO FORMA              PRO FORMA
                                                           MONTHS        ADJUSTMENTS            THREE MONTHS
                                                            ENDED                                   ENDED
                                                        APRIL 1, 2000 (8)                       APRIL 1, 2000
                                                       ---------------- ---------------- ------ ---------------


    Net sales......................................            $40,532            5,000    (9)         $45,532
    Cost of goods sold.............................             25,563               --                 25,563
                                                       ---------------- ---------------- ------ ---------------
    Gross profit...................................             14,969            5,000                 19,969

    Selling, general and administrative expenses...              9,177               --                  9,177
                                                       ---------------- ---------------- ------ ---------------
    Operating income...............................              5,792            5,000                 10,792
    Interest expense, net..........................              7,017             (699)   (10)          6,318
    Other expense, net.............................                 33               --                     33
                                                       ---------------- ---------------- ------ ---------------
    Loss (income) from continuing operations
       before provision for income taxes...........             (1,258)           5,699                  4,441
    Provision for income taxes.....................                194               --                    194
                                                       ---------------- ---------------- ------ ---------------
    Income  from continuing operations ............             (1,452)           5,699                  4,247

    Discontinued operations:
         Income (loss) from operations of
       discontinued segment........................             (5,274)           5,379                    105
                                                       ---------------- ---------------- ------ ---------------
    Net income (loss)..............................            $(6,726)         $11,078                $ 4,352
                                                       ================ ================ ====== ===============


                             See accompanying notes.

         Notes to Pro Forma Condensed Consolidated Financial Statements

(1) Except as noted in notes (2) through (7) below, this adjustment reflects the net assets disposed pursuant to the Transactions.

(2) To record $1,994 in escrow receivable pursuant to the Transactions offset against $31 in assets disposed.

(3) To record the remaining net assets of the Company's Shirt Group manufacturing and distribution operations as held for sale pursuant to the Company's June 13, 2000 decision to discontinue such operations. Net assets held for sale consist of the following:

        Inventory, net                       $ 12,188
        Property , plant and equipment, net    17,536
                                            ---------
                                             $ 29,724

(4) Includes $544 in assets disposed and $17,536 in assets of the Company's Shirt Group manufacturing and distribution operations as held for sale pursuant to the Company's June 13, 2000 decision to discontinue such operations.

(5) Includes $186 in liabilities assumed by PVH and restructuring and other costs pursuant to the Transactions. These restructuring and other costs include compensation and severance of $3,914, professional fees of $3,500, lease termination costs of $723, and other costs of $2,426. Such costs are not considered in the pro forma condensed statements of operations.

(6) Includes $2.1million in debt assumed in conjunction with the Transactions and assumes the proceeds from the Transactions were used to repay outstanding borrowings under the Company's Senior Credit Facility and CP Canada's Credit Facility.

(7) Reflects the estimated loss from the Transactions after taking into consideration restructuring and other charges as noted in note (5) above. Such loss is not considered in the pro forma condensed statements of operations.

(8)  Reflects  the  Company's   historical  results  as  restated  pursuant  the
     Company's June 13, 2000 decision to discontinue the Shirt Group segment's manufacturing and distribution operations.

(9)  Reflects license fee revenue recognized pursuant to the Transactions.

(10) Reflects a reduction of interest expense as a result of the repayment of the outstanding borrowings under the Company's Senior Credit Facility and CP Canada Credit Facility.

(c)      Exhibits:



EXHIBIT

   NO.                         DESCRIPTION OF EXHIBIT
--------------------------------------------------------------------------------
*2.1 Purchase and Sale Agreement among Cluett, Peabody & Co., Inc., Cluett, Peabody Canada, Inc., Arrow Factory Stores Inc., Cluett Designer Group Inc., Consumer Direct Corporation, Cluett, Peabody Holdings Corp. and Phillips-Van Heusen Corporation, dated as June 12,2000.

*2.2 Share Purchase agreement among Cluett, Peabody & Co., Inc., Cluett Designer Group Inc., Bidermann Tailored Clothing Inc. and Phillips-Van Heusen, dated as of June 28, 2000.




      * All exhibits were previously filed as part of the Current Report on Form 8-K filed with the SEC on July 25, 2000.





                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                   CLUETT AMERICAN CORP.
                                                       (Registrant)


August 8,  2000                                   /s/ Bryan P. Marsal
                                               ---------------------------------
                                                 Bryan P. Marsal
                                                 Director, President and Chief
                                                 Executive Officer


August 8, 2000                                   /s/ W. Todd Walter
                                               ---------------------------------
                                                W. Todd Walter
                                                Vice President and  Chief
                                                Financial Officer